Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2025, relating to the consolidated financial statements of Hoth Therapeutics, Inc. as of and for the years ended December 31, 2024 and 2023.

/s/ WithumSmith+Brown, PC

New York, New York

August 5, 2025